UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) JUNE 12, 2006
CRAWFORD & COMPANY
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554

(Commission File Number)	(IRS Employer Identification No.)

5620 Glenridge Drive, N.E., Atlanta, Georgia	30342

(Address of Principal Executive Offices)	(Zip Code)
(404) 256-0830
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 22, 2006 (the “Effective Date”), Crawford & Company (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with a third party, Buckhead Trading and Investments Company, LLC, a Georgia limited liability company (the “Purchaser”) to sell to the Purchaser the land and buildings located at 5620 Glenridge Drive, N.E., Atlanta, Georgia 30342 (“Glenridge Drive Property”), currently utilized as the Company’s headquarters. A copy of the Purchase Agreement was attached as Exhibit 10.1 to the Form 8-K filed by the Company on March 28, 2006. On June 12, 2006, the Company and the Purchaser entered into and amendment and restatement of the Purchase Agreement (the “Restated Purchase Agreement”). A copy of the Restated Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.
     The following is a summary of the material terms and conditions of the Restated Purchase Agreement which are amended, which summary is qualified in its entirety by reference to the Restated Purchase Agreement, a copy of which is attached as an exhibit.
     PURCHASE PRICE. The purchase price is amended to provide payment of $8,000,000 at the closing (the “Base Purchase Price”). In addition to the Base Purchase Price, at such time as the Glenridge Drive Property is redeveloped, the Purchaser shall pay to the Company an additional amount (the “Deferred Purchase Price”) equal to the product of $10.00 per square foot multiplied by the excess of (i) the net useable square footage specified in the final, approved plans for any such redevelopment, over (ii) 87,444 square feet. Within ten days following the date on which a building permit is issued for all or any portion of any such redevelopment, the Purchaser shall pay to the Company the Deferred Purchase Price, or an allocable portion thereof, based upon the net useable square footage authorized by such building permit (less all or any portion of the 87,444 square feet which has not yet been credited to Purchaser). At such time the Glenridge Drive Property is rezoned, the Purchaser has the right to prepay the Deferred Purchase Price. If the Glenridge Drive Property is not rezoned in a manner acceptable to Purchaser within ten years following the date of closing, then no Deferred Purchase Price shall be due or payable. The obligation of Purchaser to pay the Deferred Purchase Price runs with title to the Glenridge Drive Property and shall survive until the earlier of (i) payment of the Deferred Purchase Price with respect to all improvements constructed upon the Glenridge Drive Property pursuant to the rezoning of the Glenridge Drive Property as described above, or (ii) the twentieth anniversary of the date of closing.
     EARNEST MONEY. The Purchaser has delivered a deposit of $150,000 to Calloway Title and Escrow, LLC.
     CLOSING. The closing date of the transaction is June 30, 2006. The closing is subject to customary closing conditions and deliveries.
     LEASEBACK. The Purchaser and the Company have agreed to a triple-net lease agreement for the Glenridge Drive Property for a period of twelve months following the closing of the sale. The monthly rent is $66,670. A copy of the lease is attached as Exhibit B to the Restated Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits
     The following exhibit is filed herewith:

Exhibit Number	Descriptions

10.1	Amended and Restated Purchase and Sales Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

	By:	/s/ R. Eric Powers, III

R. Eric Powers, III
Assistant Corporate Secretary

Dated: June 16, 2006